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                                                                   EXHIBIT 99.1


                          CONSENT OF PROPOSED DIRECTOR

         I hereby consent to being named in this Registration Statement on Form S-1 as a proposed director of International Total Services, Inc.
(the "Company") and have agreed to serve as a director of the Company if elected.


June 17, 1997


                                                /s/ Ivan J. Winfield